Exhibit 4.26
                                                                    ------------


                  WAIVER AND FIFTH AMENDMENT TO LOAN AGREEMENT


     THIS WAIVER AND FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of December 5, 2001 among Starcraft Automotive Group, Inc. ("SAG"), an Indiana corporation, National Mobility Corporation ("NMC"), an Indiana corporation, Starcraft Corporation ("SC"), an Indiana corporation, and Imperial Automotive Group, Inc. ("IAG"), an Indiana corporation, (SAG, NMC, SC and IAG are each individually a "Company", and collectively "Companies"), and Foothill Capital Corporation, a California corporation ("Lender").

     WHEREAS, Companies and Lender are parties to a Loan and Security Agreement dated as of November 20, 1998 (as amended from time to time, the "Loan Agreement");

     WHEREAS,  Companies  have  notified  Lender that  Companies  have  breached
Section 7.20(B) of the Loan Agreement for the fiscal quarter ended September 29, 2001, resulting in an Event of Default under subsection 8.2 of the Loan Agreement (the "Specified Event of Default"); and

     WHEREAS, Companies have requested that Lender waive the Specified Event of Default and amend the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2. Waiver. In reliance upon the representations and warranties of the Companies set forth in Section 7 below, and subject to the satisfaction of the conditions set forth in Section 5 below, Lender hereby waives the Specified Event of Default. Except as set forth hereinabove, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, (b) a waiver of any other breach of, or any other Event of Default under, the Loan Agreement or any other Loan Document or (c) a waiver, release or limitation upon the exercise by the Lender of any of its rights, legal or equitable, under the Loan Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

     3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is hereby amended as follows:

          (a) Section 2.11(d) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               "(d) Servicing  Fee.  On the  first  day of each  calendar  month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $10,000 per month."

          (b) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               "3.4 Term.

                    This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Foothill and shall continue in full force and effect for a term ending on June 30, 2002. Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

          (c) Section 7.20 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               "7.20. Financial Covenants.

                    Fail to maintain:

                    (A) Tangible Net Worth. Tangible Net Worth of at least (i) negative $3,200,000 as of the last day of the fiscal quarter ending on the Sunday closest to December 31, 2001, and (ii) negative $2,300,000 as of the last day of the fiscal quarter ending on the Sunday closest to March 31, 2002;

                    (B) EBITDA. EBITDA of at least (i) $250,000 for the fiscal quarter ending on the Sunday closest to December 31, 2001, and (ii) $1,000,000 for the fiscal quarter ending on the Sunday closest to March 31, 2002."

     4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute a waiver and amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

     5. Condition to Effectiveness. Subject to Section 7 below, the waiver and amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Lender:

          (a) Amendment. Execution by the Companies and Lender of this Amendment and delivery thereof to Lender;

          (b) Waiver Fee. The Companies shall have paid to Lender a waiver fee of $10,000;

          (c)  Other  Documents.   The  Companies  shall  have  executed  and/or
     delivered such other agreements, documents and instruments as Lender may otherwise require; and

          (d) No Default. Except for the Specified Event of Default, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

     6. Commitment Reduction Fee. The unpaid balance of the commitment reduction fee set forth in Section 7 of the Consent and Fourth Amendment to Loan Agreement dated August 31, 2001 by and among Lender and Companies shall be due and payable as follows: (a) $45,000 of such fee shall be due and payable on December 31, 2001 and (b) $45,000 of such fee shall be due and payable on March 31, 2002.

     7. Miscellaneous.

          (a) Warranties and Absence of Defaults. In order to induce Lender to enter into this Amendment, each Company hereby warrants to Lender, as of the date hereof, that:

               (i) The warranties of each Company contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

               (ii) All   information,   reports  and  other   papers  and  data
                    heretofore furnished to Lender by each Company in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Each Company has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Company or the ability of such Company to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of each Company contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

               (iii)Except  for the  Specified  Event  of  Default,  no Event of
                    Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the waiver and amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

          (b) Expenses. Each Company agrees to jointly and severally pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, each Company agrees to jointly and severally pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 8 (b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

          (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          (e) Reference to Loan Agreement. On and after the effectiveness of the waiver and amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

          (f) Successors. This Amendment shall be binding upon each Company, Lender and their respective successors and assigns, and shall inure to the benefit of each Company, Lender and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.



                                        STARCRAFT AUTOMOTIVE GROUP, INC.,
                                        an Indiana corporation

                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        NATIONAL MOBILITY CORPORATION,
                                        an Indiana corporation

                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        IMPERIAL AUTOMOTIVE GROUP, INC.,
                                        an Indiana corporation

                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        STARCRAFT CORPORATION,
                                        an Indiana corporation

                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By: /s/ Michael P. McGinn
                                            ------------------------------------
                                        Title   Vice President